==============================================================================
==============================================================================

                             "ADDENDUM TO AGREEMENT"
                            EXECUTED October 5th 1998


                                  CONFIDENTIAL

================================================================================
THIS ADDENDUM entered into 12TH February 1999, by and between,
================================================================================


Suisse Capital Complex, Inc. Referred to as Suisse Capital with offices located at 8888 Keystone Crossing Plaza, Suite 1300, Indianapolis, Indiana, 46240-4609, USA, and


Biofarm Inc, referred to as BIOFARM (Previously" Global Spill Management Inc.") with offices located at 2nd Floor Salisbury House, 31 Finsbury Circus, London EC2M5QQ England, and


WHEREAS, by the Agreement executed on the 5th October 1998, Global Spill Management, Inc. agreed to issue to Suisse Capital 200,000 shares of unregistered Common Stock (0.001 Par Value) with appropriate restricted legend ("Legended Stock").



NOW IT IS AGREED AS FOLLOWS,

================================================================================
(1) The obligation upon Global Spill Management Inc to deliver the 200,000 of legended stock referred to Suisse Capital is hereby cancelled and declared to be null and void; and,
================================================================================
(2) The parties hereto individually and collectively agree that, by virtue of this amendment, Global Spill Management Inc. (and Biofarm, Inc. by virtue of the name change of Global Spill Management, Inc. effective October 7,
     1998), are relieved of any responsibility to deliver the Legended Stock to Suisse Capital.

IN WITNESS WHEREOF, we, the undersigned confirm and acknowledge this "ADDENDUM".


DATED the 12TH  day of February 1999.
SIGNED for and on behalf of "SUISSE CAPITAL" and AFFILIATES

==============================================================================
==============================================================================

==============================================================================
==============================================================================



Dated: February 12th 1999


                                                BIOFARM, INC.

                                                By: /s/ K.D.Beekmeyer.
                                                ----------------------
                                                K.D.Beekmeyer
                                                Chairman






                                                SUISSE CAPITAL COMPLEX.

                                                By: /s/    T. E. Cook
                                                ----------------------
                                                T.E. Cook
                                                Chief Executive Officer


==============================================================================
=============================================================================